Exhibit 10.22

                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of February 22, 1999, by and between ________________ (hereinafter called "Employee") and WATKINS-JOHNSON COMPANY, a California corporation (hereinafter called the "Company").

         WHEREAS, Employee and the Company have entered into that certain Amended and Restated Severance Agreement, dated as of January 25, 1999 (the "Severance Agreement"); and

         WHEREAS, Employee and the Company now desire to enter into an agreement providing for Employee's continued employment by the Company upon the terms and subject to the conditions set forth herein, which agreement shall, except as otherwise set forth herein, apply cumulatively with the Severance Agreement.

         In consideration of the mutual covenants herein contained the parties hereto agree as follows:

         1.       Term and Scope of Employment.

                  (a) The Company agrees to continue to employ Employee in Palo Alto, California for a period of twelve (12) months, commencing on the date hereof and ending on the first anniversary of the date hereof, for the purpose of rendering services in connection with the Company's business. Employee agrees to accept employment with the Company for such purpose. In performing his/her duties hereunder, Employee shall observe and comply with all directions given by the Board of Directors of the Company or by his/her superiors.

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                  (b) Employee  shall devote his/her full time,  attention,  and effort to the business of the Company, and shall not during the term of this Agreement engage in any other business (whether as an employee, partner, consultant or otherwise) without the consent of the Company; but this shall not be construed as preventing Employee from investing his/her assets in such form or manner as will not interfere with the services Employee agreed to render to the Company hereunder.

                  (c) Employee agrees to inform the Board of Directors of the Company, or his/her superiors, of all of his/her work and transactions on behalf of the Company, and to disclose to them his/her knowledge of the Company's business and affairs.

         2.       Salary.

                  For his/her services the Company agrees to pay Employee an annual salary of not less than ________________________________________________
Dollars ($_________) payable in equal biweekly installments. In addition to the above amount, at the sole discretion of the Board of Directors, Employee may be granted bonuses or other compensation in an amount to be determined in accordance with Board policy.

         3.       Termination.

                  (a) For Cause. During the term of this Agreement, Employee's employment may be terminated by the Company for Cause, effective immediately upon the day it sends Notice of Termination (as required by Section 10(b)) to Employee, at which time compensation will cease. Notwithstanding the foregoing, Employee shall have the right to contest such termination for Cause (for purposes of this Agreement) by arbitration in accordance with the provisions of
Section 9.

                  (b) Without Cause. The Company may terminate Employee's employment without Cause. In the event the Company terminates Employee's employment without Cause, in addition to the

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

entire compensation provided for hereunder for the remainder of the term specified in Section 1(a) (which shall be paid in a lump sum), Employee shall be entitled to receive upon such termination without Cause (in a lump sum) severance compensation equal to six (6) months' base salary, less all amounts required by law to be withheld and deducted.

                  (c) Change in Control. This Agreement shall not be terminated upon a Change in Control. In the event of a Change in Control: (i) the provisions of this Agreement shall be binding on and shall inure to the benefit of the surviving or resulting corporation, or (in the case of a Change in Control of the kind referred to in Section 2(a)(i)(z) of the Severance Agreement) the corporation to which the applicable assets of the Company have been transferred, and (ii) all of the provisions of the Severance Agreement shall apply in accordance with its terms. In the event of any inconsistency between the provisions of the Severance Agreement and this Agreement, the provisions of the Severance Agreement shall govern. Except to the extent of any such inconsistency, the provisions of this Agreement and the Severance Agreement shall apply cumulatively and not exclusively.

         4. Nondisclosure and Assignment of Rights in Company Data. "Company Data" is hereby defined to mean for purposes of this Agreement, programs, improvements, records, ideas, files, drawings, documents, customer lists, investment opportunities, sales and marketing techniques and devices, formulae, specifications, research, studies, investigations, processes, data, and information disclosed to or known by Employee as a consequence, whether directly or indirectly, of his/her employment by the Company which is not generally known in the industry in which the Company is or may become engaged and which involves special techniques or know-how in connection with the industry in which the Company is or may become engaged, and, without limiting the generality of the foregoing, anything not within the public domain and public knowledge, whether or not patentable or copyrightable. The parties hereto acknowledge that in the course of his/her employment, Employee will himself/herself, or with others, have access to, use, come in contact with, obtain, make, evolve or conceive Company Data. As further consideration for the Company's

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

entering into this Agreement, Employee hereby sells, assigns and transfers to the Company all right, title, and interest he/she has or at any time may have to Company Data, and to any and all other Company Data at any time used in the business of the Company in which Employee may have a right, title, or interest, and such Company Data shall be the sole and exclusive property of the Company.

         5. Assignment. The rights and obligations of Employee hereunder shall not be assignable and any attempted assignment shall be void. The rights and obligations of the Company hereunder may be assigned as a part of any transaction which includes the transfer of all or substantially all of the assets of the Company, whether such transfer is made pursuant to a sale of assets or stock, or a merger, reorganization, or otherwise.

         6. No Obligation to Mitigate Damages. Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise.

         7. Successor to the Company. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement satisfactory to Employee, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

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         8.       Heirs of Employee.  This Agreement  shall inure to the benefit of  and  be  enforceable  by  Employee's  personal  and  legal  representatives,
executors,   administrators,   successors,  heirs,  distributees,  devisees  and
legatees. If Employee should die while any amounts are still payable to him/her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisees, legatee, or other designee or, if there be no such designee, to Employee's estate.

         9. Arbitration. Any dispute, controversy or claim arising under or in connection with this Agreement, or the breach hereof, shall be settled exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by Arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration held pursuant to this Section 9 shall take place in San Francisco, California.

         10.      Notice.

                  (a) General. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

              If to the Company:

              Watkins-Johnson Company
              3333 Hillview Avenue
              Palo Alto, California 94304
              Attention:  President and Chief Executive Officer of the Company


              If to Employee:

              __________________
              __________________
              __________________


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

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of address shall be effective only upon receipt.

                  (b) Notice of Termination. Any purported termination of employment shall be communicated by a written Notice of Termination to Employee in accordance with paragraph (a) of this Section 10, and shall state the specific termination provisions in this Agreement relied upon, and set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment.

         11. Nonwaiver, Complete Agreement, Governing Law. No provisions of this Agreement may be modified, waived or discharged unless in writing signed by both parties. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         12. Legal Fees and Expenses. The Company shall pay all reasonable legal fees and expenses which Employee may incur as a result of the Company's contesting the validity, enforceability or Employee's good faith interpretation of, or good faith determinations under, this Agreement; provided, however, that the Company shall not pay any legal fees and expenses incurred by Employee in contesting the termination of Employee's employment for Cause if, as a result of such contest, it is determined that Employee was in fact terminated for Cause.

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         13.      Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         15. Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings given to such terms in the Severance Agreement.

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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                     WATKINS-JOHNSON COMPANY



                                                     By    _____________________

                                                           Title:



                                                           _____________________
                                                           (Employee)

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